THIRD AMENDMENT
TO
JONES LANG LASALLE INCORPORATED
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2009)
WHEREAS, Jones Lang LaSalle Incorporated (the “Company”), maintains the Jones Lang LaSalle Incorporated Deferred Compensation Plan (the “Plan”) for the benefit of its eligible employees and Directors, which Plan was amended and restated in its entirety effective January 1, 2009; and
WHEREAS, all capitalized terms used herein shall he the meanings set forth in the Plan unless otherwise indicated in this amendment; and
WHEREAS, pursuant to Section 12.2 of the Plan, the Company retains the authority to amend the Plan; and
WHEREAS, the Company’s Board of Directors has delegated its authority to amend the Plan to the Jones Lang LaSalle Incorporated Compensation Committee; and
WHEREAS, the Compensation Committee has authorized the Chief Human Resources Officer and Executive Vice President, Human Resources, to amend the employee benefit plans sponsored by the Company or a member of its controlled group; and
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of October 1, 2018 (the “Effective Date”), as follows:
1.Section 1.22 shall be replaced in its entirety with the following language:
“1.22    “Eligible Individual” shall mean (a) a Director, (b) an executive level employee as defined by the Company’s Global Career Framework levels M4, M5, PR4, PR5, PR6, PR7, PR8, I4, I5, L1, L2, L3, L4, CEO, or (c) an Independent Contractor. The Committee may, in its sole discretion, modify the provisions of paragraph (b) to reflect changes in the Company’s Career Framework, or designate an Employee not described in (b) as an Eligible Individual, provided that such Employee qualifies as a member of a select group of management or highly compensated employees as defined in ERISA.
2.    Except as specifically provided in this amendment, the remaining provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Third Amendment to the Jones Lang LaSalle Incorporated Deferred Compensation Plan has been executed by a duly authorized representative of Jones Lang LaSalle Incorporated as of the date indicated below.

JONES LANG LASALLE INCORPORATED

By: /s/ Karina L. Pettengill
Karina L. Pettengill
Senior Director, Americas Total Rewards

Date:     September 26, 2018